CERTIFICATE OF OWNERSHIP

                                       OF

                             SYNERTECK INCORPORATED
                            (a Delaware corporation)

                                       AND

                              IFSA STRONGMAN, INC.
                            (a Delaware corporation)

                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

      The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DO HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

            NAME                                 STATE OF INCORPORATION
            ----                                 ----------------------
      SYNERTECK INCORPORATED                            Delaware

      IFSA STRONGMAN, INC.                              Delaware

      SECOND: That 100% of the outstanding stock of IFSA Strongman, Inc. is owned by Synerteck Incorporated.

      THIRD: That the name of the surviving corporation of the merger is Synerteck Incorporated, which will continue its existence as said surviving corporation under the name IFSA Strongman, Inc.

      FOURTH: That the Certificate of Incorporation of Synerteck Incorporated, a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

      "FIRST: The name of the corporation is IFSA Strongman, Inc."

      FIFTH:   That  the  members  of  the  Board  of   Directors  of  Synerteck
Incorporated unanimously adopted the following resolution by written consent on the 15th day of June 2005:

      RESOLVED, that the Corporation's wholly-owned subsidiary, IFSA Strongman, Inc., be merged with and into the Corporation, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Corporation's name shall be changed to IFSA Strongman, Inc.

      SIXTH: This merger shall be effective on December 28, 2005.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate this 15th day of December, 2005.

                                   SYNERTECK INCORPORATED


                                   By: /s/ Jussi Laurimaa
                                       -----------------------------------------
                                       Name:  Jussi Laurimaa
                                       Title: Chief Executive Officer


                                   IFSA STRONGMAN, INC.


                                   By: /s/ Jussi Laurimaa
                                       -----------------------------------------
                                       Name:  Jussi Laurimaa
                                       Title: Chief Executive Officer


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